UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

New Motion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	06-1390025
(State of incorporation or organization)	(IRS Employer
Identification No.)

42 Corporate Park, Suite 250
Irvine California	92606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item1.	Description of Registrant’s Securities to be Registered.

Incorporated by reference to the discussion set forth under the caption “Description of New Motion Capital Stock” contained in the Prospectus included in Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of New Motion, Inc. filed with the Securities and Exchange Commission on January 17, 2008 (File No. 333-147131).

Item 2.	Exhibits.

3.1	Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-SB (File No. 34-51353) filed with the Commission on June 10, 2005.
3.2
Certificate of Amendment to the Restated Certificate of Incorporation, dated October 12, 2004. Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-SB (File No. 34-51353) filed with the Commission on June 10, 2005.

3.3
Certificate of Amendment to the Restated Certificate of Incorporation, dated April 8, 2005. Incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-SB (File No. 34-51353) filed with the Commission on June 10, 2005.

3.4
Certificate of Amendment to the Restated Certificate of Incorporation, dated May 2, 2007. Incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K (File No. 34-51353) filed with the Commission on May 7, 2007.

3.5	Bylaws. Incorporated by reference to Exhibit 3.4 to the Registrant’s Form 10-SB (File No. 000-51353) filed with the Commission on June 10, 2005.
3.6
Form of certificate for shares of common stock of New Motion, Inc. Incorporated by reference to Exhibit 99.1 of the Registrant’s Registration Statement of Form SB-2/A (File No. 333-143025) filed with the Commission on July 23, 2007.

4.1
Series A Convertible Preferred Stock Registration Rights Agreement. Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K (File No. 34-51353) filed with the Commission on January 26, 2007.

4.2
Series D Convertible Preferred Stock Registration Rights Agreement. Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 34-51353) filed with the Commission on March 6, 2007.

4.3	2005 Stock Incentive Plan. Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.
4.4	Form of Stock Option Agreement. Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.
4.5
2007 Stock Incentive Plan. 2007 Stock Incentive Plan. Incorporated by reference to Exhibit 4.9 to the Registrant’s Current Report on Form 10-QSB (File 34-51353) filed with the Commission on May 15, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW MOTION, INC.
(Registrant)

Date: January 30, 2008	By:	/s/ /Burton Katz
Burton Katz
	Its:	Chief Executive Officer

EXHIBIT INDEX

3.1	Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-SB (File No. 34-51353) filed with the Commission on June 10, 2005.
3.2
Certificate of Amendment to the Restated Certificate of Incorporation, dated October 12, 2004. Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-SB (File No. 34-51353) filed with the Commission on June 10, 2005.

3.3
Certificate of Amendment to the Restated Certificate of Incorporation, dated April 8, 2005. Incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-SB (File No. 34-51353) filed with the Commission on June 10, 2005.

3.4
Certificate of Amendment to the Restated Certificate of Incorporation, dated May 2, 2007. Incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K (File No. 34-51353) filed with the Commission on May 7, 2007.

3.5	Bylaws. Incorporated by reference to Exhibit 3.4 to the Registrant’s Form 10-SB (File No. 000-51353) filed with the Commission on June 10, 2005.
3.6
Form of certificate for shares of common stock of New Motion, Inc. Incorporated by reference to Exhibit 99.1 of the Registrant’s Registration Statement of Form SB-2/A (File No. 333-143025) filed with the Commission on July 23, 2007.

4.1
Series A Convertible Preferred Stock Registration Rights Agreement. Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K (File No. 34-51353) filed with the Commission on January 26, 2007.

4.2
Series D Convertible Preferred Stock Registration Rights Agreement. Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 34-51353) filed with the Commission on March 6, 2007.

4.3	2005 Stock Incentive Plan. Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.
4.4	Form of Stock Option Agreement. Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.
4.5
2007 Stock Incentive Plan. 2007 Stock Incentive Plan. Incorporated by reference to Exhibit 4.9 to the Registrant’s Current Report on Form 10-QSB (File 34-51353) filed with the Commission on May 15, 2007.